SCHEDULE 14A INFORMATION

CONSENT STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT
OF 1934

Filed by the Registrant |_|

Filed by a Party other than the Registrant |X|

Check the appropriate box:

|_|   Preliminary Consent Statement
|_| Confidential, for Use of the Commission only (as permitted by rule 14a-6(e)(2))
|_|   Definitive Consent Statement
|X|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to sec.240.14a-11(c) or Rule 14a-12

                           VESTCOM INTERNATIONAL, INC.
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                (Name of Registrant as Specified in Its Charter)

            HARISH K. CHOPRA, TIMETRUST, INC. -and- R-SQUARED LIMITED
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

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      (2)   Form, Schedule or Registration Statement No.:

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      (3)   Filing Party:

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      (4)   Date Filed:

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                        [LETTERHEAD OF TIMETRUST, INC.]


TimeTrust, Inc.
1455 Frazee Road                                               Tel: 885-549-7500
Suite 420                                                      Tel: 619-308-0880
San Diego, California 92108                                    Fax: 619-308-0881

                                  April 3, 2000

Dear Shareholders of Vestcom International, Inc.:

      Over the last several weeks many of you have agreed with my proposals to restore basic shareholder rights to Vestcom, replace senior management and a majority of the Board, and return your Company to a profitable financial condition. I, TimeTrust, Inc., R-Squared Limited and our Nominees have been heartened by your support, which has come despite current management's attempts to dissuade you by mis-characterizing us and our intentions, and by not addressing their history of managerial incompetence. Also, there are material disclosures that management has chosen to selectively tell a few major shareholders but not the rest of the shareholders.

      Within the past several days, we have learned that management and its advisors have informed a few large shareholders that the Company and its investment advisors are discussing a substantial financial transaction or business combination with a number of parties. If there is substance to such discussions, it would be short-sighted if our present Consent Solicitation prevented or interfered with the Board in negotiating a transaction that would be financially rewarding to all shareholders.

      Therefore, we have decided to withdraw our Consent Solicitation for now in order to give Joel Cartun and the rest of Vestcom's senior management the opportunity to show the shareholders whether this "deal" is real or just another deception. If, prior to the Year 2000 Annual Meeting, the Board presents a financially advantageous transaction to the shareholders, then we all can benefit, and we will find it a source of satisfaction that by withdrawing our Consent Solicitation we will have helped focus management on enhancing shareholder value. However, if the Board fails to present such a transaction, then the shareholders will have a clear demonstration of what we would then believe to be management's duplicity and incompetence. In that event, we intend to again solicit your consents or to solicit your proxies either at a special shareholders' meeting or at Vestcom's Annual Meeting to change Vestcom's management. In short, it is time for Mr. Cartun to "put up or shut up."

Shareholders of Vestcom International, Inc.
April 3, 2000
Page 2

      Again, we thank you for your support and now look forward either to a financially rewarding transaction for all Vestcom shareholders, or to the installation of a new Board and senior management team dedicated to making Vestcom a success.

                                            TIMETRUST, INC.


                                            By:/s/ Harish K. Chopra
                                                   Harish K. Chopra, President


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